Exhibit 99.1

For Immediate Release

Kura Sushi USA Announces Fiscal Second Quarter 2024 Financial Results

Irvine, CA. April 4, 2024 – Kura Sushi USA, Inc. (“Kura Sushi” or the “Company”) (NASDAQ: KRUS), a technology-enabled Japanese restaurant concept, today announced financial results for the fiscal second quarter ended February 29, 2024.

Fiscal Second Quarter 2024 Highlights

➣
Total sales were $57.3 million, compared to $43.9 million in the second quarter of 2023;
➣
Comparable restaurant sales increased 3.0% for the second quarter of 2024 as compared to the second quarter of 2023;
➣
Operating loss was $1.7 million, compared to operating loss of $1.0 million in the second quarter of 2023;
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Net loss was $1.0 million, or $(0.09) per diluted share, compared to net loss of $1.0 million, or $(0.10) per diluted share, in the second quarter of 2023;
➣
Restaurant-level operating profit* was $11.2 million, or 19.6% of sales;
➣
Adjusted EBITDA* was $2.9 million; and
➣
Five new restaurants opened during the fiscal second quarter of 2024.

* Restaurant-level operating profit and Adjusted EBITDA are non-GAAP measures and are defined below under “Key Financial Definitions.” Please see the reconciliation of non-GAAP measures accompanying this release. See also “Non-GAAP Financial Measures” below.

Hajime Uba, President and Chief Executive Officer of Kura Sushi, stated, “I‘m very pleased to report the ongoing strength of our business as we progress through a record fiscal year. It was unprecedented for us when we announced a guidance raise so early in the year with our first quarter call, and being able to follow the next quarter with another guidance raise demonstrates our incredible confidence in the business. We’ve opened 10 restaurants to date, putting us well on track for our new unit guidance and giving us the confidence to upgrade our revenue guidance. For our second quarter, we leveraged G&A year-over-year as a percentage of sales by 190 basis points, and grew Adjusted EBITDA by 23%. We’ve introduced new projects such as DoorDash, and our operations teams have more than risen to the challenge of implementing them. I’m extremely proud of everyone’s efforts, and want to acknowledge all of our team members and thank them for creating so much great news.”

Review of Fiscal Second Quarter 2024 Financial Results

Total sales were $57.3 million compared to $43.9 million in the second quarter of 2023. Comparable restaurant sales increased 3.0% for the second quarter of 2024 as compared to the second quarter of 2023.

Food and beverage costs as a percentage of sales were 29.6% compared to 30.1% in the second quarter of 2023. The decrease is primarily due to increases in menu prices and supply chain initiatives.

Labor and related costs as a percentage of sales were 32.8% compared to 31.5% in the second quarter of 2023. The increase is primarily due to increases in wage rates, higher pre-opening labor costs and the impact of adverse weather conditions.

Occupancy and related expenses were $4.0 million compared to $3.1 million in the second quarter of 2023. The increase is primarily due to fourteen new restaurants opening since the second quarter of 2023.

Other costs as a percentage of sales increased to 14.6% compared to 13.3% in the second quarter of 2023. The increase was primarily driven by advertising and promotion, repairs and maintenance and travel expenses.

General and administrative expenses were $8.2 million compared to $7.1 million in the second quarter of 2023. This increase was primarily due to compensation-related costs, professional fees and travel costs. As a percentage of sales, general and administrative expenses decreased to 14.3% in the first quarter of 2024 as compared to 16.2% in the second quarter of 2023.

Operating loss was $1.7 million compared to operating loss of $1.0 million in the second quarter of 2023.

Income tax expense was $50 thousand compared to income tax expense of $15 thousand in the second quarter of 2023.

Net loss was $1.0 million, or $(0.09) per diluted share, compared to net loss of $1.0 million, or $(0.10) per diluted share, in the second quarter of 2023.

Restaurant-level operating profit* was $11.2 million, or 19.6% of sales, compared to $8.9 million, or 20.3% of sales, in the second quarter of 2023.

Adjusted EBITDA* was $2.9 million compared to $2.3 million in the second quarter of 2023.

Restaurant Development

During the fiscal second quarter of 2024, the Company opened five new restaurants in Kansas City, Missouri; Skokie, Illinois; Columbus, Ohio; Euless, Texas; and Webster, Texas.

Subsequent to February 29, 2024, the Company opened one new restaurant in Orlando, Florida.

Fiscal Year 2024 Outlook

For the full fiscal year of 2024, the Company reiterates and updates the following annual guidance:

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Total sales between $243 million and $246 million;
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13 to 14 new restaurants, with average net capital expenditures per unit of approximately $2.5 million; and
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General and administrative expenses as a percentage of sales to be between 14.0% and 14.5%.

Conference Call

A conference call and webcast to discuss Kura Sushi’s financial results is scheduled for 5:00 p.m. ET today. Hosting the conference call and webcast will be Hajime “Jimmy” Uba, President and Chief Executive Officer, Jeff Uttz, Chief Financial Officer, and Benjamin Porten, SVP Investor Relations & System Development.

Interested parties may listen to the conference call via telephone by dialing 201-689-8471. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 13745178. The webcast will be available at www.kurasushi.com under the investor relations section and will be archived on the site shortly after the call has concluded.

About Kura Sushi USA, Inc.

Kura Sushi USA, Inc. is a technology-enabled Japanese restaurant concept with 60 locations across 17 states and Washington DC. The Company offers guests a distinctive dining experience built on authentic Japanese cuisine and an engaging revolving sushi service model. Kura Sushi USA, Inc. was established in 2008 as a subsidiary of Kura Sushi, Inc., a Japan-based revolving sushi chain with over 550 restaurants and 40 years of brand history. For more information, please visit www.kurasushi.com.

Key Financial Definitions

EBITDA, a non-GAAP measure, is defined as net income (loss) before interest, income taxes and depreciation and amortization expenses.

Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA plus stock-based compensation expense, non-cash lease expense and asset disposals, closure costs and restaurant impairments, as well as certain items, such as

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litigation accrual that the Company believes are not indicative of its core operating results. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.

Restaurant-level Operating Profit (Loss), a non-GAAP measure, is defined as operating income (loss) plus depreciation and amortization expenses; stock-based compensation expense; pre-opening costs and general and administrative expenses which are considered normal, recurring, cash operating expenses and are essential to supporting the development and operations of restaurants; non-cash lease expense; and asset disposals, closure costs and restaurant impairments; less corporate-level stock-based compensation expense recognized within general and administrative expenses. Restaurant-level operating profit (loss) margin is defined as restaurant-level operating profit (loss) divided by sales.

Comparable Restaurant Sales Performance refers to the change in year-over-year sales for the comparable restaurant base. The Company includes restaurants in the comparable restaurant base that have been in operation for at least 18 months prior to the start of the accounting period presented due to new restaurants experiencing a period of higher sales upon opening. For restaurants that were temporarily closed for consecutive days, which primarily occur during renovations, the comparative period was also adjusted. Performance in comparable restaurant sales represents the percent change in sales from the same period in the prior year for the comparable restaurant base.

Non-GAAP Financial Measures

To supplement the financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company presents certain financial measures, such as EBITDA, adjusted EBITDA, adjusted EBITDA margin, restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin (“non-GAAP measures”) that are not recognized under GAAP. These non-GAAP measures are intended as supplemental measures of its performance that are neither required by, nor presented in accordance with, GAAP. The Company is presenting these non-GAAP measures because the Company believes that they provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and operating results. These measures also may not provide a complete understanding of the operating results of the Company as a whole and such measures should be reviewed in conjunction with its GAAP financial results. Additionally, the Company presents restaurant-level operating profit (loss) because it excludes the impact of general and administrative expenses which are not incurred at the restaurant-level. The Company also uses restaurant-level operating profit (loss) to measure operating performance and returns from opening new restaurants.

The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin are financial measures which are not indicative of overall results for the Company, and restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin do not accrue directly to the benefit of stockholders because of corporate-level and certain other expenses excluded from such measures. In addition, you should be aware when evaluating these non-GAAP financial measures that in the future the Company may incur expenses similar to those excluded when calculating these measures. The Company’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. The Company’s computation of these non-GAAP financial measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate these non-GAAP financial measures in the same fashion. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using these non-GAAP financial measures on a supplemental basis.

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Forward-Looking Statements

Except for historical information contained herein, the statements in this press release or otherwise made by the Company’s management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include but are not limited to: the Company’s ability to successfully maintain increases in our comparable restaurant sales; the Company’s ability to successfully execute our growth strategy and open new restaurants that are profitable; the Company’s ability to expand in existing and new markets; the Company’s projected growth in the number of its restaurants; macroeconomic conditions and other economic factors; the Company’s ability to compete with many other restaurants; the Company’s reliance on vendors, suppliers and distributors, including its majority stockholder Kura Sushi, Inc.; changes in food and supply costs, including the impact of inflation and tariffs; concerns regarding food safety and foodborne illness; changes in consumer preferences and the level of acceptance of the Company’s restaurant concept in new markets; minimum wage increases and mandated employee benefits that could cause a significant increase in labor costs, as well as the impact of labor availability; the failure of the Company’s automated equipment or information technology systems or the breach of its network security; the loss of key members of the Company’s management team; the impact of governmental laws and regulations; volatility in the price of the Company’s common stock; and other risks and uncertainties as described in the Company’s filings with the Securities and Exchange Commission (“SEC”). These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s other filings with the SEC. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

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Investor Relations Contact:

Jeff Priester or Steven Boediarto

(657) 333-4010

investor@kurausa.com

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Kura Sushi USA, Inc.

Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts; unaudited)

	Three months ended		Six months ended
	February 29, 2024	February 28, 2023	February 29, 2024	February 28, 2023
Sales	$57,291	$43,944	$108,766	$83,262
Restaurant operating costs:
Food and beverage costs	16,935	13,240	32,300	25,670
Labor and related costs	18,768	13,854	35,031	26,389
Occupancy and related expenses	3,953	3,065	7,861	5,950
Depreciation and amortization expenses	2,694	1,758	5,170	3,334
Other costs	8,356	5,866	15,947	11,187
Total restaurant operating costs	50,706	37,783	96,309	72,530
General and administrative expenses	8,168	7,122	16,777	13,764
Depreciation and amortization expenses	107	88	211	173
Total operating expenses	58,981	44,993	113,297	86,467
Operating loss	(1,690)	(1,049)	(4,531)	(3,205)
Other expense (income):
Interest expense	12	14	20	30
Interest income	(754)	(63)	(1,594)	(157)
Loss before income taxes	(948)	(1,000)	(2,957)	(3,078)
Income tax expense	50	15	88	25
Net loss	$(998)	$(1,015)	$(3,045)	$(3,103)
Net loss per Class A and Class B shares
Basic	$(0.09)	$(0.10)	$(0.27)	$(0.32)
Diluted	$(0.09)	$(0.10)	$(0.27)	$(0.32)
Weighted average Class A and Class B shares outstanding
Basic	11,179	9,801	11,162	9,795
Diluted	11,179	9,801	11,162	9,795

Other comprehensive income (loss):
Unrealized gain on short-term investments	$30	—	$33	—
Comprehensive loss	$(968)	$(1,015)	$(3,012)	$(3,103)

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Kura Sushi USA, Inc.

Selected Balance Sheet Data and Selected Operating Data

(in thousands, except restaurants and percentages; unaudited)

	February 29, 2024	August 31, 2023
Selected Balance Sheet Data:
Cash and cash equivalents	$56,768	$69,697
Total assets	$315,529	$304,659
Total liabilities	$150,249	$140,018
Total stockholders’ equity	$165,280	$164,641

	Three months ended		Six months ended
	February 29, 2024	February 28, 2023	February 29, 2024	February 28, 2023
Selected Operating Data:
Restaurants at the end of period	59	45	59	45
Comparable restaurant sales performance	3.0%	17.4%	3.5%	11.8%
EBITDA	$1,111	$797	$850	$302
Adjusted EBITDA	$2,850	$2,310	$4,617	$2,947
Adjusted EBITDA margin	5.0%	5.3%	4.2%	3.5%
Operating loss	$(1,690)	$(1,049)	$(4,531)	$(3,205)
Operating loss margin	(2.9)%	(2.4)%	(4.2)%	(3.8)%
Restaurant-level operating profit	$11,209	$8,928	$21,270	$16,088
Restaurant-level operating profit margin	19.6%	20.3%	19.6%	19.3%

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Kura Sushi USA, Inc.

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

(in thousands; unaudited)

	Three months ended		Six months ended
	February 29, 2024	February 28, 2023	February 29, 2024	February 28, 2023
Net loss	$(998)	$(1,015)	$(3,045)	$(3,103)
Interest income, net	(742)	(49)	(1,574)	(127)
Income tax expense	50	15	88	25
Depreciation and amortization expenses	2,801	1,846	5,381	3,507
EBITDA	1,111	797	850	302
Stock-based compensation expense(1)	966	945	1,972	1,595
Non-cash lease expense(2)	773	568	1,590	1,050
Litigation accrual(3)	—	—	205	—
Adjusted EBITDA	$2,850	$2,310	$4,617	$2,947

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Kura Sushi USA, Inc.

Reconciliation of Operating Loss to Restaurant-level Operating Profit

(in thousands; unaudited)

	Three months ended		Six months ended
	February 29, 2024	February 28, 2023	February 29, 2024	February 28, 2023
Operating loss	$(1,690)	$(1,049)	$(4,531)	$(3,205)
Depreciation and amortization expenses	2,801	1,846	5,381	3,507
Stock-based compensation expense(1)	966	945	1,972	1,595
Pre-opening costs(4)	1,001	316	1,750	753
Non-cash lease expense(2)	773	568	1,590	1,050
General and administrative expenses	8,168	7,122	16,777	13,764
Corporate-level stock-based compensation included in general and administrative expenses	(810)	(820)	(1,669)	(1,376)
Restaurant-level operating profit	$11,209	$8,928	$21,270	$16,088

(1)
Stock-based compensation expense includes non-cash stock-based compensation, which is comprised of restaurant-level stock-based compensation included in other costs and corporate-level stock-based compensation included in general and administrative expenses in the statements of operations and comprehensive income (loss).
(2)
Non-cash lease expense includes lease expense from the date of possession of restaurants that did not require cash outlay in the respective periods.
(3)
Litigation accrual includes an accrual related to a litigation claim.
(4)
Pre-opening costs consist of labor costs and travel expenses for new employees and trainers during the training period, recruitment fees, legal fees, cash-based lease expenses incurred between the date of possession and opening day of restaurants, and other related pre-opening costs.

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